UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2013 (May 30, 2013)

HD SUPPLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-159809	75-2007383
(State or other Jurisdiction	(Commission File Number)	(I.R.S Employer
of Incorporation)		Identification Number)

3100 Cumberland Boulevard
Suite 1480,
Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 852-9000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On May 30, 2013, HD Supply, Inc. (the “Company”) entered into a commitment letter (the “Commitment Letter”) with General Electric Capital Corporation, Bank of America, N.A., Barclays Bank PLC, JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A., Credit Suisse AG, Cayman Islands Branch, Citigroup Global Markets Inc., on behalf of itself and Citibank, N.A., Citicorp USA, Inc., Citicorp North America, Inc., Deutsche Bank Trust Company Americas, UBS Loan Finance LLC, Goldman Sachs Bank USA, PNC Bank, National Association and SunTrust Bank (the “Committed Lenders”), under which the Committed Lenders have committed, subject to the terms and conditions set forth in the Commitment Letter, to provide the Company with an amendment (the “Amendment”) to its existing ABL Credit Agreement, dated as of April 12, 2012, in the aggregate principal amount of $1,500,000,000 (the “ABL Facility”).  The commitment to enter into the Amendment will expire on October 15, 2013 and is subject to the initial public offering of HD Supply Holdings, Inc.

The Amendment will (i) reduce the applicable margin for borrowings under the ABL Facility by 0.25%; (ii) reduce the commitment fee applicable thereunder; (iii) extend the maturity date of the ABL Facility to the date that is five years from the Amendment effective date (or, if earlier, the maturity date under the Company’s Cash Flow Facility); (iv) make certain changes to the borrowing base and (v) reduce the sublimit available for letters of credit under the ABL Facility from $400.0 million to $250.0 million.

The foregoing description of the Commitment Letter is qualified in its entirety by reference to the Commitment Letter, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibit 10.1	Commitment Letter, dated May 30, 2013, by and among HD Supply, Inc. and the Committed Lenders named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2013	HD Supply, Inc.

	By:	/s/ Ricardo Nunez
Ricardo Nunez
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Commitment Letter, dated May 30, 2013, by and among HD Supply, Inc. and the Committed Lenders named therein.